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                                                                      EXHIBIT 11

                          MARKWEST HYDROCARBON, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000s, except per share data)

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                                                                             For the quarter ended
                                                                                March 31, 1999
                                                                           --------------------------
Net income                                                                                       111

Weighted average number of outstanding shares of
     common stock                                                                              8,478

Basic earnings per share                                                   $                    0.01
                                                                           ==========================

Net income                                                                                       111

Weighted average number of outstanding shares of
     common stock                                                                              8,478
Dilutive stock options                                                                             3
                                                                           --------------------------
                                                                                               8,481

Earnings per share assuming dilution                                       $                    0.01
                                                                           ==========================
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